EXHIBIT (2)

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT, dated as of January 31, 1997, by and between TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation, with headquarters located at 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431 (the "Company"), and GFL ADVANTAGE FUND LIMITED, a British Virgin Islands corporation, with administrative offices located at c/o CITCO, Kaya Flamboyan 9, Curacao, Netherlands Antilles, (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, two convertible notes of the Company which will be convertible into shares of Common Stock, $.00001 par value (the "Common Stock"), of the Company upon the terms and subject to the conditions of such notes;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.  AGREEMENT TO PURCHASE; PURCHASE PRICE.

      (a) PURCHASE. The undersigned hereby agrees to purchase from the Company two convertible promissory notes of the Company in the principal amounts set forth on the signature page of this Agreement having the terms and conditions and in the forms attached hereto as Annex I and Annex II (the "Notes") at the prices set forth on the signature page of this Agreement. The purchase price for the Notes shall be payable (1) in the case of the Note in the principal amount of $10,752,223 (plus accrued interest from February 4, 1997 on the Outstanding Note (as defined herein)) (the "Reinvestment Note"), from the proceeds of redemption by the Company of the Convertible Note, dated December 9, 1996, in the principal amount of $8,000,000 (the "Outstanding Note") issued by the Company to the Buyer and (2) in the case of the Note in the principal amount of $2,000,000 (the "$2 Million Note"), in United States Dollars. Because the






                                    EX-1
proceeds of redemption of the Outstanding Note will be used to purchase the Reinvestment Note, the parties agree that such purchase shall occur simultaneously with such redemption and no funds need change hands between the parties.

      (b) FORM OF PAYMENT. The Buyer shall deposit the purchase price for the $2 Million Note by delivering good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex III (the "Joint Escrow Instructions"). Promptly following deposit by the Buyer of the purchase price of the Note with the Escrow Agent, the Company shall deliver the Notes, duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth herein in full.

      (c) METHOD OF PAYMENT. Deposit of the purchase price for the Note by the Buyer with the Escrow Agent shall be made by wire transfer of funds to:

            Citibank, N.A.
            153 East 53rd Street
            New York, New York 10043

            ABA #021000089
            For Further Credit to A/C #37179446
            for credit to the account of Brian W. Pusch Attorney
            Escrow Account
            Reference:  Advantage/TWTI

Not later than the date which is three New York Stock Exchange trading days after the Company and the Buyer shall have executed and delivered, one to the other, this Agreement, the Buyer shall deposit with the Escrow Agent the Outstanding Note and the aggregate purchase price for the $2 Million Note.

      2. BUYER REPRESENTATIONS, WARRANTIES, ETC.

      The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

      (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Notes for its own account for investment only and not with a view towards the public sale or distribution thereof;

      (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);








                                    EX-2

      (c) REOFFERS AND RESALES. All subsequent offers and sales of the Notes and the shares of Common Stock issuable upon conversion of, or in lieu of payment of interest on, the Notes (the "Shares" and, together with the Notes, the "Securities") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

      (d)  COMPANY  RELIANCE.  The  Buyer  understands  that the Notes are being offered and sold, and the Shares are being offered, to it in reliance on the exemption from the registration requirements of the 1933 Act provided by Regulation D and exemptions from state securities laws, including exemptions available by reason of satisfying the requirements of Regulation D, and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Notes and to receive an offer of the Shares;

      (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and the offer of the Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (the "1996 Form 10-KSB" or the "SEC Reports"); and the Buyer understands that its investment in the Securities involves a high degree of risk;

      (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

      (g) NOTE PURCHASE AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.












                                    EX-3

      3. COMPANY REPRESENTATIONS, WARRANTIES, ETC.

      The Company represents and warrants to, and covenants and agrees with, the Buyer that:

      (a) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), the Notes and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

      (b) CAPITALIZATION. The authorized capital stock of the Company currently consists of (a) 100,000,000 shares of Common Stock, $.00001 par value, of which 6,732,027 shares were outstanding as of January 31, 1997, all of which are fully paid and nonassessable, and on the Closing Date (as defined herein) there will be no material increase from January 31, 1997 in the number of shares of Common Stock outstanding; and (b) 10,000,000 shares of Preferred Stock, $.00001 par value, of which 73,000 shares have been designated Series A Convertible Preferred Stock, of which 73,000 shares were outstanding as of January 31, 1997, 1,300,000 shares of Series K Convertible Preferred Stock, of which 25,000 were outstanding as of January 31, 1997, 150,000 shares of Series L Convertible Preferred Stock, of which 19,700 shares were outstanding as of January 31, 1997, 231,000 shares of Series N Convertible Preferred Stock, of which 178,500 shares were outstanding as of January 31, 1997, 35,000 shares have been designated Series O Convertible Preferred Stock, of which 35,000 shares were outstanding as of January 31 1997, 200,000 shares have been designated Series T Convertible Preferred Stock, of which 65,000 shares were outstanding as of January 31 1997, 150,000 shares have been designated Series U Convertible Preferred Stock, of which 56,200 shares were outstanding as of January 31 1997, 100,000 shares of Series V Convertible Preferred Stock, none of which were outstanding as of January 31 1997, 200,000 shares of Series W Convertible Preferred Stock, of which 46,250 were outstanding as of January 31, 1997, 150,000 shares of Series X








                                    EX-4

Convertible Preferred Stock, of which 11,250 shares were outstanding as of January 31, 1997, and 30,000 shares have been designated Series Y Convertible Preferred Stock, of which 30,000 shares were outstanding as of January 31, 1997. Set forth on Exhibit 1 attached hereto is a complete and correct capitalization table of the Company setting forth the capitalization of the Company aa of January 31, 1997. Set forth on Exhibit 2 attached hereto is a correct and accurate schedule of Preferred Stock as of January 31, 1997. As of January 31, 1997, the Company had outstanding options, warrants and other rights to purchase 2,315,000 shares of Common Stock. The Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the SEC Reports. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of Common Stock and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except as disclosed on Exhibit 3 attached hereto, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreement). The persons listed on Exhibit 3 attached hereto beneficially own at least 80% of the shares of Common Stock subject to registration rights. The persons listed on Exhibit 4 attached hereto beneficially own at least 30% of the shares of Common Stock for which resale is restricted by reason of the 1933 Act and are subject to registration rights as indicated therein.

      (c) CONCERNING THE SHARES. The Shares have been duly authorized and, when issued upon conversion of the Notes, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Securities. The Common Stock has been listed for trading on the Nasdaq SmallCap Market ("Nasdaq") and is currently listed for trading thereon and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq;
(2) the Company has not been notified since  September 30, 1995 by Nasdaq of any










                                    EX-5
failure or potential failure to meet the criteria for continued listing and trading on Nasdaq, other than a notification relating to a potential failure to meet such criteria based on a trading price below $1.00 per share prior to the Company's reverse stock split, and there is no pending notification of any such failure and (3) no suspension of trading in the Common Stock is in effect.

      (d) NOTE PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND NOTES. This Agreement, the Registration Rights Agreement and the Notes have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement and the Notes, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

      (e) NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by this Agreement, the Registration Rights Agreement and the Notes do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-law of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

      (f) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (x) the issuance and sale of the Notes as contemplated by this Agreement and (y) the issuance of the Shares upon conversion of the Notes, other than (1) listing of the Shares on Nasdaq and (2) the requirements of any applicable blue sky laws.

      (g) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer, including, without limitation, the information referred to in Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.







                                    EX-6

      (h) ABSENCE OF CERTAIN CHANGES. Since September 30, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or any of its subsidiaries, except as disclosed in the SEC Reports.

      (i) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; and the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC.

      (j) ABSENCE OF EVENT OF DEFAULT OR REPURCHASE EVENT. No event which, if the Note were outstanding, would constitute an Event of Default, as defined in the Notes, or which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing or would constitute a Repurchase Event, as defined in the Notes, or which, with the giving of notice or the passage of time or both, would become a Repurchase Event (as so defined) has occurred and is continuing.

      (k) PROPERTIES. The Company and its subsidiaries have good title to all property real and personal (tangible and intangible) and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or its subsidiaries. The leases, licensee or other contracts or instruments under which the Company and its subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the










                                    EX-7
use of such property made, or proposed to be made, by the Company or its subsidiaries. Neither the Company nor any of its subsidiaries has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

      (l) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its subsidiaries.

      (m) SEC FILINGS. The Company has timely filed all required forms, reports and other documents with the SEC since September 30, 1995, except that the Company did not timely file the 1996 Form 10-KSB, which was filed with the SEC on January 21, 1997. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act").

      4. CERTAIN COVENANTS AND ACKNOWLEDGEMENTS

      (a) TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Notes have not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder for resale or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred without such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

      (b) RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Notes, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):









                                    EX-8

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold,transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

Once the Registration  Statement required to be filed by the Company pursuant to
Section 2 of the  Registration  Rights  Agreement has been  declared  effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Shares issued on conversion of the Notes or impose any stop-transfer restriction thereon.

      (c) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in the form attached hereto as Annex IV, on or before the Closing Date.

      (d) FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

      (e) NASDAQ LISTING; REPORTING STATUS. On or before February 7, 1997, the Company shall file with Nasdaq an application or other document required by Nasdaq for the listing of (1) the Shares issuable upon conversion of the $2 Million Note, (2) the Shares in excess of the number previously listed by the Company for the Outstanding Note and, (3) if required by Nasdaq because the listing application relating to the Outstanding Note may not be made applicable to the Reinvestment Note, the number of Shares in addition to those referred to in the immediately preceding clause (2) which may be issuable upon conversion of the Reinvestment Note, on Nasdaq and shall provide evidence of such filing to the Buyer promptly after such filing. The Company shall use its best efforts to obtain the listing of the Shares on Nasdaq. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not, prior to the date which is three years after the Closing Date, terminate its status aa an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

      (f) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Reinvestment Note to pay the applicable prepayment price of the Outstanding





                                    EX-9

Note. The Company will use the proceeds from the sale of the $2 Million Note (1) to pay placement agent fees in connection with the transactions contemplated by this Agreement and (2) to redeem or prepay securities issued by the Company prior to the date of this Agreement in transactions exempt from registration under the 1933 Act pursuant to Regulation S thereunder.

      (g) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Securities for sale to the Buyer pursuant to this Agreement and on conversion of the Notes under such of the securities or "blue sky" laws of jurisdictions in the United States as shall be applicable to the sale of the Securities to the Buyer pursuant to this Agreement and on conversion of the Note. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or before the Closing Date.

      (h) CERTAIN FUTURE FINANCINGS. The Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock (collectively, "Equity Securities") at a price below the market price of the Common Stock during the period from the date of this Agreement to the date on which the Registration Statement (as defined in the Registration Rights Agreement) shall have been effective with the SEC for 60 consecutive days without giving the Buyer the first right to acquire the Equity Securities at substantially the same terms at which the Equity Securities are to be offered to other investors; PROVIDED, HOWEVER, that nothing in this Section 4(h)(1)shall prohibit the Company from issuing securities (x) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (y) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement or (z) the proceeds of which are used solely to prepay or redeem securities issued by the Company prior to the date of this Agreement in transactions exempt from registration under the 1933 Act pursuant to Regulation S thereunder and to pay expenses related to the issuance of such new securities.

      (i) WAIVER OF REGISTRATION RIGHTS. On or before the Closing Date, the Company shall obtain (and furnish copies to the Buyer) the written agreement in form and substance satisfactory to the Buyer of each person identified on
Exhibit 2 attached hereto to waive any right to have securities registered under the 1933 Act by reason of the intention to file, filing or effectiveness of the Registration Statement.









                                    EX-10

      5. TRANSFER AGENT INSTRUCTIONS.

      Prior to the Closing Date, the Company will irrevocably instruct the transfer agent for the Common Stock to issue certificates for the Shares from time to time upon conversion of the Notes in such amounts as specified from time to time in a Notice of Conversion of Convertible Notes, in the form attached to the Notes (a "Notice of Conversion") given by the Buyer, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in such name as set forth in the applicable Notice of Conversion and in such denominations to be specified by the Buyer in connection with each conversion of the Notes. The Company warrants that no instruction other than (x) such instructions referred to in this Section 5,
(y) stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the Shares under the 1933 Act and (z) the instructions required by Section 3(n) of the Registration Rights Agreement will be given by the Company to such transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel meeting the requirements of clause (1)(B) of Section 4(a) of this Agreement, the Company shall permit the transfer of the Securities and, in the case of the Shares, promptly, but in no event later than two days after receipt of such opinion, instruct the Company's transfer agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this Section 5 shall limit the obligations of the Company under Section 3(n) of the Registration Rights Agreement.

      6. NOTE DELIVERY INSTRUCTIONS.

      The Notes shall be delivered by the Company to the Joint Escrow Agent pursuant to Section l(b) hereof on a delivery against payment basis within one New York Stock Exchange trading day following deposit by the Buyer with the Escrow Agent of the Outstanding Note and funds in the amount of the aggregate purchase price of the $2 Million Note pursuant to the Joint Escrow Instructions.

      7. CLOSING DATE.

      The date and time of the issuance of the Notes (the "Closing Date") shall be 12:00 noon, New York City time, on the date which is three New York Stock Exchange trading days after the date on which the Buyer shall have deposited the Outstanding Note and the aggregate purchase price for the $2 Million Note with










                                    EX-11
the Escrow Agent under the Joint Escrow Instructions in accordance with Section l(c) hereof, or such other mutually agreed to time. Such closing shall occur on the Closing Date at the offices of the Escrow Agent.

      8. CONDITIONS TO THE COMPANY'S OBLIGATION.

      The Buyer understands that the Company's obligation to issue the Notes to the Buyer pursuant to this Agreement is conditioned upon:

      (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and the return of an executed copy hereof to the Buyer and its legal counsel;

      (b) Delivery by the Buyer to the Escrow Agent of the Outstanding Note in accordance with Section l(c) hereof;

      (c) Delivery by the Buyer to the Escrow Agent of the purchase price of the $2 Million Note in accordance with Section l(c) hereof; and

      (d) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

      9. CONDITIONS TO THE BUYER'S OBLIGATION.

      The Company understands that the Buyer 's obligation to purchase the Notes is conditioned upon:

      (a) Delivery by the Company to the Escrow Agent of the Notes in accordance with this Agreement;

      (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

      (c) On the Closing Date, the Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of Annex V attached hereto;

      (d) No event which, if the Notes were outstanding, would constitute an Event of Default, as defined in the Notes, or which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing or would constitute a Repurchase Event,






                                    EX-12
as defined in the Notes, or which, with the giving of notice or the passage of time or both, would become a Repurchase Event (as so defined) has occurred and is continuing; and

      (e) The Company shall have redeemed the Outstanding Note for a redemption price of $10,752,223, plus accrued and unpaid interest on the Outstanding Note on or after February 4, 1997 to the Closing Date.

      10. MISCELLANEOUS.

      (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

      (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

      (c)  The  headings,  captions  and  footers  of  this  Agreement  are  for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

      (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      (e) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

      (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

      (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement (facsimile number 561-997-5846) or, in the case of the Buyer, at its address shown on the signature page of this Agreement, with a copy to Genesee International, 10500









                                    EX-13

N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number 206-462-4645) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Note the address shown on the signature page of this agreement, with a copy to: GFL Advantage Fund Limited, c/o Genesee International, 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (facsimile number 206-462-4645), until the Buyer shall designate another address for such purpose.

      (h) The Buyer shall have the right to assign it rights and obligations under this Agreement with respect to the purchase of all or any portion of the Note to another investment fund, provided such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Note so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the purchase of all or the portion of the Note the obligation for the purchase of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Shares issuable on conversion of the portion of the Note with respect to which the purchase under this Agreement has been so assigned.

      (i) The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Note and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

      (j) This Agreement and its Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect thereto.

      (k) The Buyer shall have the right to terminate this Agreement with respect to the purchase of the Notes by giving notice at any time at or prior to the Closing Date if:

            (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

            (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or









                                    EX-14

            (3) the closing shall not have occurred on a Closing Date on or before February 7, 1997, other than by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers "hereunto duly authorized as of the date first set forth above.


PRINCIPAL AMOUNT OF REINVESTMENT NOTE:  $10, 755,334.00

PURCHASE PRICE OF REINVESTMENT NOTE:    $10,755,334.00

PRINCIPAL AMOUNT OF $2 MILLION NOTE:    $ 2,000,000.00

PURCHASE PRICE OF $2 MILLION NOTE:      $ 2,000,000.00


                                    GFL ADVANTAGE FUND LIMITED



                                    By:/S/ A.P. de Groot
                                       -----------------------------------------

                                    Title: President
                                          --------------------------------------

                                    ADDRESS:    c/o CITCO
                                                Kaya Flamboyan 9
                                                Curacao, Netherlands Antilles

                                    FACSIMILE NO.: 011-599-9322008

                                    TOTAL WORLD TELECOMMUNICATIONS, INC.



                                    By:/S/ Joseph L. Lents
                                       -----------------------------------------
                                    Title:Chairman/CEO
                                          --------------------------------------





                                    EX-15

                                                                      EXHIBIT 1
                                                                         to
                                                                        Note
                                                                      Purchase
                                                                      Agreement
                                 CAPITALIZATION

                                January 31, 1997

I. The number of shares of Common Stock, $.00001 par value per share (The "Common Stock"), of Total World Telecommunications, Inc. (the "Company") issued and outstanding as of December 27, 1996 is 6,231,928.

II. The Company does not have issued and outstanding any (i) securities convertible into shares of Common Stock, or (ii) securities with respect to which shares of Common Stock are issuable, in each case including, but not limited to, preferred stock, debentures, options, rights or warrants of any kind, except for the following shares of Convertible Preferred Stock of the Company:

                       Number Of                        Terms of Conversion
                    Preferred Shares                     into Common Stock
                    ----------------                     -----------------
   Series A       73,000 shares author-         Convertible at any time into 730,000
                  ized and issued               shares of Common Stock on a fixed
                                                basis.

   Series L*      150,000 shares auth-          Convertible 50% after 60 days and the
                  orized;  23,200  shares       remaining 50% after 90 days at 75% of
                  issued                        the average closing bid price as
                                                reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share.

   Series M**     231,000 shares auth-          Convertible at any time into shares
                  ized; 178,500 shares          of Common Stock at a strike price of
                  issued                        $15.00 per share of common.  Converts
                                                to 1,533,333 shares of Common Stock.
                                                Stated value $100.00 per share.

   Series O**     35,000 shares auth-           Convertible at any time into Common
                  orized and issued             Stock at a and strike price of $15.00
                                                per share of common.  Converts to
                                                233,333 shares of common stock.  Stated
                                                value $100.00 per share.

   Series T*      200,000 shares auth-          Convertible 50% after 45 days and the
                  orized;  65,000  shares       remaining 50% after 60 days at 75% of
                  issued;  17,350  shares       the  average  closing  bid  price  as
                  outstanding                   reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share




                                    EX-16



   Series U*      150,000 shares auth-          Convertible 50% after 45 days and the
                  orized;  56,200  shares       remaining 50% after 60 days at 75% of
                  issued;  29,200  shares       the  average  closing  bid  price  as
                  outstanding                   reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share.

   Series W*      200,000 shares auth-          Convertible 50,000  shares after 45
                  orized; 46,250 shares         days and the remaining 15,000 shares
                  issued;  27,761 shares        after 60 days at 75% of the average
                  outstanding                   closing bid price as reported by NASDAQ
                                                for the five trading days immediately
                                                preceding the date of conversion, but
                                                never  more  than  $12.00  for those
                                                holders converting  at 45 days and never
                                                more   than   $6.00   for  those holders
                                                converting  at 60 days.   Stated value
                                                $100.00 per share.

   Series X*      150,000 shares auth-          Convertible 50% after 60 days and the
                  orized;  11,250  shares       remaining  50%after 90 days at 80% of
                  issued and  outstand-         the  average  closing  bid price as
                  ing                           reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share.

   Series Y*      30,000 shares auth-           Convertible  50% after 60 days and the
                  orized;  30,000  shares       remaining 50% after 90 days at 75% of
                  issued and  outstand-         the  average  closing  bid price as
                  ing                           reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share.

   Series Z*      55,000 shares author-         Convertible 50% after 45 days and the
                  ized;  54,650  shares         remaining  50%  after 60 days at 70% of
                  issued and  outstand-         the  average  closing  bid price as
                  ing                           reported by NASDAQ for the five trading
                                                days immediately preceding the date of
                                                conversion.  Stated value $100.00 per
                                                share.

III. The Company is not a party to any agreement or contract pursuant to which any shares of Common Stock are issuable except as set forth in this Exhibit.

      * Shares of Common Stock of the Company have been reserved for issuance upon conversion of this Series of Preferred Stock.

      **The Company issued these series of Preferred Stock in connection with the acquisition of Total National Telecommunications, Inc. d/b/a Total World Telecom. The conversion dates and strike prices for each series are as outlined in this Exhibit D.

      In addition to the Series L, T, U, W, X, Y and Z Preferred Stock, as noted, the Company has reserved shares of Common Stock for issuance upon conversion of shares of Series B, C and V Preferred Stock of the Company.

                                    EX-17

                                                                       EXHIBIT 2
                                                                           to
                                                                          Note
                                                                       Purchase
                                                                       Agreement



                      TOTAL WORLD TELECOMMUNICATIONS, INC.

                           Schedule of Preferred Stock

                                January 31, 1997



                                             No. Shares            Stated
                  Type                          Issued             Value
                  ----                          ------             -----

Series A $10 Convertible                         73,000       $  1,050,000

Series K Convertible $10                      1,300,000         13,000,000

Series L Convertible $100                        23,200          2,320,000

Series M Convertible $100                       231,000         31,878,000

Series N Convertible $100                        66,500          9,177,000

Series O Convertible $100                        35,000          4,830,000

Series P Convertible $100                       267,501          7,703,010

Series Q Convertible $100                       250,000          5,625,000

Series T Convertible $100                        65,000          6,500,000

Series U Convertible $100                        56,200          5,620,000

Series W Convertible $100                        46,250          4,625,000

Series X Convertible $100                        11,250          1,125,000

Series Y Convertible $100                        25,000          2,500,000

Series Z Convertible $100                        54,650          5,465,000
                                             ----------       ------------

                                             2,504,551        $100,369,069
                                             =========        ============



                                    EX-18

                                                                       EXHIBIT 3
                                                                           to
                                                                         Note
                                                                       Purchase
                                                                       Agreement


                     TOTAL WORLD TELECOMMUNICATIONS, INC.

                    List of Persons and Trusts Entitled to
                  Registration Rights Under the Terms of the
                     Agreement and Plan of Reorganization
                              Dated May 28, 1996

                                ________________


      Name                                                  No. of Shares
      ----                                                  -------------

Joseph Harrott                                                    93,333
Darlene Kirkland                                                  93,333
Joe Wiggins                                                      396,667
J.R. Harrott Charitable Remainder Trust                          303,333
Darlene Kirkland Charitable Remainder Trust                      303,333
Don Booth                                                        256,663
Paul & Lavanda Booth 1996 Trust                                   11,667
James Tidey 1996 Trust                                             5,833
Morgan Smith 1996 Trust                                            5,833
Zachary Jewell 1996 Trust                                          5,833
Gabriel Jewell 1996 Trust                                          5,833
Shirley Smith 1996 Trust                                          11,667
Karen Jewell 1996 Trust                                           11,667
Dennis Booth 1996 Trust                                           11,667
Anita Dominey 1996 Trust                                          11,667
Sheila Dominey 1996 Trust                                         11,667
Sharon Booth 1996 G.R.A.T.                                        46,668
Don Booth 1996 G.R.A.T.                                           46,668
Ron Darnell                                                       23,333
Lee Robichaux                                                     23,333
Kathy Eskew                                                       38,889
Scott Moster                                                      38,889
Steve Reames                                                       7,778
Kevin White                                                        7,778
Larry Ashworth                                                    23,333
Steve Reemts                                                      23,333
Ron Berry                                                         23,333
Mike Irwin                                                         7,778
Michael T. Swafford                                                7,778
Mich Schaub                                                        7,778





                                    EX-19

                                                                       EXHIBIT 4
                                                                          to
                                                                         Note
                                                                       Purchase
                                                                       Agreement





                     TOTAL WORLD TELECOMMUNICATIONS, INC.

                      Schedule of Officers and Directors
                        Entitled to Registration Rights


                                ________________



      Name and Title                                        Number of Shares
      --------------                                        ----------------


1.    Donald W. Booth                                             443,333
      President

2.    Arnold Salinas                                               88,889
      Executive Vice President

3.    Joseph L. Lents                                                N/A
      Chairman & Chief Executive Office

4.    C. Denning Loveridge                                           N/A
      Director

5.    John Loveridge                                                 N/A
      Director















                                    EX-20

                                                                       Annex I
                                                                         to
                                                                   Note Purchase
                                                                      Agreement

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                      TOTAL WORLD TELECOMMUNICATIONS, INC.

                                CONVERTIBLE NOTE
                                ----------------

New York, New York                                                $10,755,334.00
February 7, 1997

      FOR VALUE RECEIVED, TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to GFL Advantage Fund Limited, or registered assigns (the "Holder") or order, the sum of Ten Million Seven Hundred Fifty Five Thousand Three Hundred Thirty Four Dollars ($10,755,334.00 ), on January 31, 1999 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable on the 1st day of each February, May, August and November, commencing on May 1, 1997, and at maturity (the "Interest Payment Dates"). Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed.

      All payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, (1) principal of this Note payable on the Maturity Date and (2) interest payable on the Interest Payment Dates, in either such case may be paid in whole or in part in fully paid and nonassessable shares of Common Stock, $.00001 par value, as such stock exist on the date of issuance of this Note, or any shares of capital stock of the Company into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All cash payments shall be made by wire transfer of




                                    EX-21
immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

      The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to a Note Purchase Agreement, dated as of January 31, 1997, by and between the Company and the original Holder of this Note, as amended from time to time (the "Note Purchase Agreement"), and the Holder of this Note and this Note are subject to the terms of the Note Purchase Agreement. The Holder of this Note may be entitled to the benefits of the Registration Rights Agreement, dated as of January 31, 1997, between the Company and the original Holder (the "Registration Rights Agreement").

      The following terms shall apply to this Note:

                                  ARTICLE I

            NO PREPAYMENT; INTEREST OR CERTAIN PRINCIPAL IN COMMON
                                     STOCK

      1.1 PREPAYMENT. (a) So long as no Event of Default (as defined herein) or Repurchase Event (as defined herein) or Repurchase Event (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than 20 days or more than 25 days written notice to the Holder, at any time to prepay this Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section
1.1 by payment of the amount herein provided. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state (l) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (2) the principal amount to be prepaid, (3) the date of prepayment and (4) that this Note must be










                                    EX-22
surrendered by the Holder at or before the time the Prepayment Amount (as defined herein) is paid. On the date fixed for prepayment or on such later date as the Holder shall surrender this Note to the Company in connection with such prepayment, the Borrower shall make payment of the Prepayment Amount by wire transfer of immediately available funds to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (1) the sum of (A) the principal amount of this Note to be prepaid PLUS (B) accrued and unpaid interest on such principal amount to the date of prepayment PLUS (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of prepayment PLUS (2) an amount equal to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (1) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of prepayment BY (y) the Applicable Percentage in effect on such prepayment date (such sum being referred to as the "Prepayment Amount"). Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid. If notice of prepayment has been given as above provided, unless converted into Common Stock pursuant to the terms hereof, the Prepayment Amount shall become due and payable in respect of this Note or the portion hereof to be prepaid shall become due and payable on the prepayment date and, unless the Borrower shall default in the payment of such amounts when due, interest on this Note or portion of this Note to be so prepaid shall cease to accrue and this Note or the portion hereof to be so prepaid shall cease after the close of business on the business day next preceding the date fixed for prepayment to be convertible into Common Stock and the Holder shall have no further right in respect of this Note or the portion hereof to be so prepaid except the right to receive the amount due hereunder in respect of such prepayment. If the Company shall fail to make payment in full of any Prepayment Amount as and when due in accordance herewith and the Company's notice of prepayment, in addition to any other rights or remedies, the Holder shall have the right to convert the unpaid portion of this Note and any such conversions shall be taken into account in determining the remaining amount to be paid by the Company by reason of such prepayment.










                                    EX-23

            (b) Except as specifically provided in this Section 1.1, this Note may not be prepaid or redeemed at the option of the Company prior to maturity.

      1.2 ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST. (a) If the Company exercises its option (x) to pay the principal amount of this Note outstanding on the Maturity Date (the "Final Principal Payment") or (y) to make a payment of interest on this Note, in either such case wholly or partly in shares of Common Stock (such payment referred to in the preceding clause (x) or (y) being herein sometimes called the "Stock Payment Option"), then in any such case the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

            (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to the Final Principal Payment or any payment of interest on this Note if:

                  (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the Final Principal Payment or the portion of such interest to be paid in Common Stock, as the case may be;

                (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation and such registration or approval has not been effected or obtained; PROVIDED, HOWEVER, that with respect to compliance with the securities or blue sky laws of the states of the United States, the requirements of this clause (ii) shall be deemed satisfied if at the applicable time the Company is in compliance with
      Section 3 of the Note Purchase Agreement;

               (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

                (iv) the Computed Price is less than the par value of the Common Stock;

                 (v) an Event of Default (as defined herein) or a Repurchase Event (as defined herein) has occurred and is continuing;








                                    EX-24

                (vi) the Common Stock is not (i) listed or admitted for trading on a national securities exchange, (ii) quoted on the Nasdaq National Market or (iii) quoted on the Nasdaq SmallCap Market; or

               (vii) the issuance of shares of Common Stock in payment of the Final Principal Payment or interest on this Note, as the case may be, would result in any Restricted Person (as defined in Section 2.1) beneficially owning more than 4.9% of the Common Stock. determined as provided in the proviso to the first sentence of Section 2.1.

            (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of the Final Principal Payment or interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money; PROVIDED, HOWEVER, that if certificates representing shares of Common Stock are delivered to the Holder subsequent to the third trading day after the applicable Interest Payment Date the Applicable Percentage used to calculate the Computed Price applicable to such Interest Payment Date shall be reduced by one percentage point for each day after the third trading day following such Interest Payment Date to the date of delivery of such shares of Common Stock to the Holder; and PROVIDED FURTHER, HOWEVER, that if certificates representing shares of Common Stock in respect of the Final Principal Payment are not delivered to the Holder on or before the third trading day after the Maturity Date, the Company shall no longer be entitled to utilize the Stock Payment Option in respect of the Final Principal Payment, which shall thereafter be payable in cash only. No fractional shares will be issued in payment of the Final Principal Payment or interest on this Note. In lieu thereof, the Company may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America. The shares of Common Stock issued or to be issued by the Company in payment of the Final Principal Payment or interest on this Note are sometimes referred to herein as the "Payment Shares."

            (d) If the Company exercises the Stock Payment Option with respect to the Final Principal Payment or a payment of interest on this Note, the Company shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of the Final Principal Payment or interest on this Note, as the case may be, are to be received by the Holder, an Officer's Certificate









                                    EX-25
setting forth (i) the total amount of the Final Principal Payment or interest payment, as the case may be, to which the Holder is entitled, (ii) the portion of the Final Principal Payment or the interest payment, as the case may be, being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.2, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to
Section 1.2(c),  (v) a brief  statement of the facts requiring such  adjustment,
(vi) the number of Payment Shares issuable with respect to each $100 of principal of or interest on this Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.2(b) has occurred and is existing. Such Officer's Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder, representing the Payment Shares. Such Officer's Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Officer's Certificate relates and of any adjustments to such number made pursuant to this Section 1.2 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Company.

            (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.2, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the principal of or interest on this Note to which such Payment Shares relate.

            (f) As used in this Note, the following terms shall have the meanings provided herein:

                  (1) "Applicable Percentage" shall have the meaning provided in
Section 2.2.

                  (2) "Closing Price" on any date means the closing bid price for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq National Market if it constitutes the principal securities market for the Common Stock or (c) the Nasdaq SmallCap Market if it constitutes the principal securities market for the Common Stock, in any such case as reported by such exchange or market; PROVIDED, HOWEVER, that if during any Measurement Period:







                                    EX-26

                  (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ax-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Closing Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ax-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

                (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Closing










                                    EX-27

      Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

               (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Closing Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ax-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Closing Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

                (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Closing Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Closing Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Closing Price (determined without regard to this proviso); PROVIDED, HOWEVER, that in the event the










                                    EX-28
      then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price (determined without regard to this clause
      (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive in payment of interest on this Note or upon conversion of this Note (or any portion thereof), as the case may be, the amount of Securities the Holder would have received had the number of shares of Common Stock to be issued in payment of such interest on this Note, or had the Holder converted this Note (or portion thereof), in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Closing Price is being determined.

                        For  purposes  of this  clause  (iv) and clauses (i) and
      (ii) of this proviso,  any dividend or  distribution  to which this clause
      (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Closing Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Closing Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                  (v) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such










                                    EX-29
      distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and (2) the date on which ax-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Closing Price (determined without regard to this proviso) on such day; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Closing Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive in payment of interest on this Note or upon conversion of this Note (or any






                                    EX-30
      portion thereof), as the case may be, the amount of cash the Holder would have received had the number of shares of Common Stock to be issued in payment of such interest on this Note, or had the Holder converted this Note (or portion hereof), in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

                (vi) A tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Closing Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value










                                    EX-31

      (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
      (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Closing Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause
      (vi) to any tender offer would result in an increase in the Closing Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day.

                  (3) "Computed Price" means, as of the Maturity Date or an Interest Payment Date, the lower of (A) the product obtained by multiplying (i) the Applicable Percentage for the Maturity Date or the applicable Interest Payment Date, as the case may be, TIMES (ii) the arithmetic average of the Closing Price of the Common Stock for each day in the Measurement Period ending on the last trading day prior to the Maturity Date or the applicable Interest Payment Date, as the case may be, and (B) $8.10 (subject to equitable adjustment from time to time for stock splits stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date (as defined in Section 2.2)).

                  (4) "Measurement Period" means, with respect to any date, the period of five (5) consecutive trading days ending one trading day prior to such date.

                  (5) "Officer" means the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Controller or the Chief Financial Officer of the Company.

                  (6) "Officer's Certificate" means a certificate signed by an Officer.

                                  ARTICLE II

                                  CONVERSION

      2.1 CONVERSION RIGHT. The Holder shall have the right from and after the earlier of (a) the SEC Effective Date; and (b) the date which is 90 days after









                                    EX-32
the date of original issuance of this Note and then in either such case at any time on or prior to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, and accrued and unpaid interest on the principal amount to be converted and on any such interest, into fully paid and nonassessable shares of Common Stock at the conversion price determined as provided herein (the "Conversion Price"); PROVIDED, HOWEVER, that in no event shall the Holder be entitled at any time to convert any portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) in excess of that portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of the unconverted portion of the principal amount of this Note and accrued and unpaid interest thereon and on any such interest) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of this Note and accrued and unpaid interest thereon and on any such interest with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the sum of (1) that portion of the principal amount of this Note to be converted PLUS (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given to the Company PLUS (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the date such Conversion Notice is given to the Company, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given to the Company.

      2.2 CONVERSION PRICE. The Conversion Price shall be the lower of (1) the product obtained by multiplying (a) the Applicable Percentage for the date the applicable Conversion Notice is given to the Company TIMES (b) the arithmetic










                                    EX-33
average of the Closing Price of the Common Stock for each day in the Measurement Period ending one trading day prior to the date the applicable Conversion Notice is given to the Company and (2) $8.10 (subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date).

      As used in this Article II, the following terms shall have the following meanings:

            "Applicable Percentage" means 75 percent, except that, if (w) the Company fails to file the Registration Statement in form and substance meeting the requirements of the Registration Rights Agreement with the SEC within the period specified in Section 2(a) of the Registration Rights Agreement, (x) the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, (y) the Registration Statement shall cease to be available for use by any holder of this Note which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated)) or (z) the Holder having become unable to convert this Note in accordance with
Section 2.1 (other than by reason of the 4.9% limitation set forth in Section 2.1) then the percentage stated above in this paragraph shall be reduced by three percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after the 90th day following the Issuance Date or which is less than 30 days after a Computation Date) unless, in lieu of such reduction in respect of any particular Computation Date, the Company shall have made a cash payment to the Holder on a timely basis in the amount specified in Section 2(c) of the Registration Rights Agreement.

            "Computation Date" means (1) the date which is 30 days after the Filing Deadline if (A) the Registration Statement has not been first filed with the SEC on or before the Filing Deadline and (B) such date is on or prior to the 90th day after the Issuance Date, (2) the date on which the Registration Statement is first filed with the SEC if (A) the Registration Statement has not been first filed with the SEC on or before the Filing Deadline and (B) such date is prior to the 90th day after the Issuance Date and is prior to the 30th day after the Filing Deadline, (3) the date which is 120 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC, (4) each date which is 30 days after a Computation Date, if the Registration Statement has not been declared effective by the SEC prior to such 30th day, (5) if the Registration Statement has not been declared effective by










                                    EX-34
the SEC within 90 days after the issuance Date, the date on which the Registration Statement is declared effective by the SEC, (6) the date which is 30 days after the date on which the Registration Statement ceases to be available for use by any holder of this Note which is named therein as a selling stockholder, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day, (7) the date on which the Registration Statement becomes available for use by a holder of this Note, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement shall have become unavailable for such use, (8) the date which is 30 days after the date on which the Holder shall have become unable to convert this Note in accordance with Section 2.1 for any reason (other than by reason of the 4.9% limitation set forth in Section 2.1), if the Holder shall remain unable so to convert this Note on such 30th day, and (9) the date on which the Holder becomes able to convert this Note, if the Holder shall have become unable to convert this Note as described in the preceding clause (8) of this paragraph.

            "Conversion Notice" means a Notice of Conversion substantially in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder or the Holder's attorney-in-fact.

            "Filing Deadline" means March 17, 1997.

            "Issuance Date" means the date of original issuance of this Note pursuant to the Note Purchase Agreement.

            "Registration Statement" means the Registration Statement filed by the Company with the SEC pursuant to Section 2 of the Registration Rights Agreement.

            "SEC" means the United States Securities and Exchange Commission.

            "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

      2.3 AUTHORIZED SHARES. The Company covenants that, during the period the conversion rights exist, the Company will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares of Common










                                    EX-35

Stock to permit conversion in full of this Note at the Conversion Price from time to time in effect the Company represents and warrants that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

      2.4  METHOD OF CONVERSION.

      (a) The right of the Holder to convert this Note shall be exercised by delivering to the Company a Conversion Notice stating the principal amount of this Note which, together with interest as provided in this Note, is being converted. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with such conversion.

            (b) If the Holder  elects to convert  this Note in  accordance  with
Section 2. 1, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.







                                    EX-36

            (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  Whenever the Company shall propose to take any of the actions specified in this Section 2.4(c), the Company shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action, to the Holder. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Company to mail the notice or any defect in such notice shall not affect the validity of the transaction.










                                    EX-37

                  Nothing in this Section 2.4(c) shall limit the rights of the Holder or the obligations of the Company under Article V of this Note or the obligations of the Company under Section 4(e) of the Note Purchase Agreement or
Section 2(e) or 9 of the Registration Rights Agreement.

            (d) Upon receipt by the Company from the Holder of a telephone line facsimile transmission of a Conversion Notice meeting the requirements for conversion as provided in Section 2.1 and this Section 2.4, the Company shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within three business days after such receipt and otherwise in accordance with the Note Purchase Agreement (including, without limitation, in accordance with the requirement that certificates for shares of Common Stock issued on or after the SEC Effective Date upon conversion of this Note shall not bear any restrictive legend), and the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. If the Company shall fail to issue and deliver or cause to be issued and delivered the certificates for shares of Common Stock upon any such conversion as and when required by the first sentence of this Section 2.4(d), then, in addition to any other liability which the Company may have to the Holder, the Applicable Percentage used to calculate the Conversion Price with respect to such conversion shall be reduced by one percentage point for each day after the third trading day following the date such Conversion Notice is received by the Company to the date of delivery of such shares of Common Stock to the Holder.









                                    EX-38

            (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the same holder, the Company shall round the number of shares of Common Stock issued on such conversion up to the next highest whole share.

                                 ARTICLE III

                              CERTAIN COVENANTS

      3.1 TENDER OFFERS. The Company will not itself, and will not permit any subsidiary of the Company to (l) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Company or any subsidiary of the Company unless such person agrees with the Company to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the sum of (1) the sum of (a) the principal amount of this Note to be purchased PLUS (b) accrued and unpaid interest on such principal amount to the date of purchase PLUS (c) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (b) at the rate provided in this Note to the date of purchase PLUS (2) an amount equal to the product obtained by multiplying
(a) the sum stated in the immediately preceding clause (1) TIMES(b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date.

      3.2 RESTRICTION ON DIVIDENDS. So long as the Company shall have any obligation under this Note, the Company shall not pay, declare or set apart for such payment, any dividend on shares of capital stock other than (a) dividends on shares of Common Stock solely in the form of additional shares of Common Stock and (b) so long as no Event of Default or Repurchase Event has occurred and is continuing, regular quarterly dividends in fixed amounts on preferred stock of the Company.

      3.3 RESTRICTION ON STOCK REPURCHASES. During the period commencing from the date on which the Registration Statement shall have been declared effective and until the date that the Registration Statement shall have been effective for 60 consecutive days, neither the Company nor any subsidiary of the Company shall









                                    EX-39
redeem, repurchase (other than pursuant to a Tender Offer, as defined in Section 3.1, which shall be governed by Section 3.1) or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any subsidiary of the Company unless such purchase, redemption or repurchase would not be in violation of Rule 10b-6 under the 1934 Act and such purchase, redemption or repurchase would not, by reason of Rule 10b-6 under the 1934 Act, prevent the Holder from selling its Registrable Securities (as defined in the Registration Statement) under the Registration Statement.

                                  ARTICLE IV

                              EVENTS OF DEFAULT

      If any of the following events of default (each, an "Event of Default") shall occur:

      4.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Company fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 4.1 only, such failure continues for a period of three (3) days after the due date thereof;

      4.2 CONVERSION AND THE SHARES. The Company fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or in payment of principal of or interest on this Note as and when required by this Note or the Registration Rights Agreement;

      4.3 BREACH OF COVENANT. The Company (a) fails to comply with any provision of Article III of this Note or (b) breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 4.1, 4.2 and 4.3(a) hereof), the Note Purchase Agreement, and in the case of this clause (b) of this Section 4.3 only, such breach continues for a period of twenty (20) days after written notice thereof to the Company from the Holder or within 60 days after delivery of such notice if and only if, within such 20-day period, the Company has been diligently taking action to cure default and such cure cannot be completed within such 20-day period;

      4.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Company made herein or in any agreement, statement or










                                    EX-40
certificate  given  in  writing  pursuant  hereto  or  in  connection   herewith
(including, without limitation, the Note Purchase Agreement) shall be false or misleading in any material respect when made;

      4.5 CERTAIN VOLUNTARY PROCEEDINGS. The Company or any material subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

      4.6 CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Company or any material subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

      4.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of their respective properties or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;

      4.8 DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $1,000,000 individually or in the aggregate for the Company and its subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to










                                    EX-41
cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); (b) any such indebtedness of the Company or any of its subsidiaries shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or
(c) any Event of Default shall occur and be continuing under the Convertible Note, dated February __, 1997, in the original principal amount of $2,000,000 issued by the Company; or

      4.9 DELISTING OF COMMON STOCK. The Common Stock shall cease to be listed on any of the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

then upon the occurrence and during the continuation of any Event of Default specified in Section 4.1, 4.2, 4.3, 4.4, 4.7, 4.8 or 4.9 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in Section 4.5 or 4.6, the Company shall, pay to the Holder an amount equal to the sum of (1) the sum of (A) the outstanding principal amount of this Note PLUS (B) accrued and unpaid interest on such principal amount to the date of payment PLUS (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of payment PLUS (2) an amount equal to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (l) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including all rights and remedies under or in connection with any pledge created in accordance with Article III of this Note.

                                  ARTICLE V

                REPURCHASE UPON A REPURCHASE EVENT; PREPAYMENT

      5.1 REPURCHASE RIGHT. If there shall occur a Repurchase Event (as defined in Section 5.3 hereof), then the Holder shall have the right, at the Holder'









                                    EX-42
option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is three (3) business days after the date of the Holder Notice (as defined in Section 5.2(b) below) delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a purchase price equal to the sum of (1) the sum of (a) the principal amount of this Note to be repurchased PLUS (b) accrued and unpaid interest on such principal amount to the date of such repurchase PLUS (c) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (b) at the rate provided in this Note to the repurchase date PLUS (2) an amount equal to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (1) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date (such sum being referred to herein as the "Repurchase Price").

      5.2  NOTICES: METHOD OF EXERCISING REPURCHASE RIGHTS, ETC.

            (a) On or before the fifth (5th) business day after the occurrence of a Repurchase Event, the Company shall give to the Holder a notice in the form attached hereto as Exhibit B (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.
Such notice shall set forth:

                 (i) the date by which the repurchase right must be exercised, and

                (ii) a description of the procedure (set forth below) which the Holder must follow to exercise the repurchase right.

            No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

            (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the thirtieth (30th) day after the Company Notice (or if no such Company Notice has been given, within forty (40) days after the Holder first learns of the Repurchase Event) (i) notice to the Company (or an










                                    EX-43
agent designated by the Company for such purpose) of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of this Note to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby in the form attached hereto as EXHIBIT C (the "Holder Notice"), and (ii) this Note, duly endorsed for transfer to the Company of the portion of the principal amount of this Note to be repurchased. Such notice by the Holder shall be irrevocable.

            (c) If the Company fails to repurchase on the repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised, then the Repurchase Price for the principal of this Note shall bear interest to the extent not prohibited by applicable law from the repurchase date at the rate of 14 percent (14%) per annum until paid.

            (d) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Section 5.2, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, of such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal of the Note so surrendered.

      5.3 REPURCHASE EVENT. A Repurchase Event shall be defined as the occurrence of any one of the following events:

            (a) For any period of five consecutive trading days following the date hereof there shall be no Trading Price of the Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

            (b) The Common Stock ceases to be listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

            (c) Any consolidation or merger of the Company or any subsidiary of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction;

            (d) The adoption of any amendment to the Company's Certificate of Incorporation or the taking of any other action which materially and adversely affects the rights of the Holder;








                                    EX-44

            (e) The inability for a period of 30 days or more of the Holder to sell shares of Common Stock issued upon conversion of this Note pursuant to the Registration Statement (1) by reason of the requirements of the Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC;

            (f) Any material change in the management of the Company, including without limitation, the failure of Joseph Lents to remain as Chairman of the Board, President and Chief Executive Officer of the Company; or

            (g) The occurrence of any Event of Default specified in Article IV of this Note.

                                  ARTICLE VI

                                MISCELLANEOUS

      6.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      6.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company and the address of the Company shall be 3200 North Military Trail, Suite 210, Boca Raton, Florida 33431
Attention: Chief Financial Officer (telephone line facsimile transmission number
(561) 997-5846). Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.










                                    EX-45

      6.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      6.4 ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

      6.5 COST OF COLLECTION. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including attorneys' fees.

      6.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of Florida, without regard to the principles of conflict of laws.

      6.7 CERTAIN AMOUNTS. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

      IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                   TOTAL WORLD
                                   TELECOMMUNICATIONS, INC.



                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:











                                    EX-46

                                                                       Exhibit A
                                                                       ---------

                             NOTICE OF CONVERSION

TO TOTAL WORLD TELECOMMUNICATIONS, INC.

      (1) Pursuant to the terms of the Convertible Note (the "Note"), the undersigned hereby elects to convert $_______________ principal amount of the Note and accrued and unpaid interest into shares of Common Stock of TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

      (2) Please issue a certificate or certificates for_________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


      __________________________          _________________________
      Name                                Name


      __________________________          _________________________
      Address                             Address


      __________________________          _________________________
      SS or Tax ID Number                 SS or Tax ID Number


      (3) Date of Conversion:                 __________________________________

          Applicable Closing Price:           __________________________________

          Applicable Conversion Price:        __________________________________

          Delivery Instructions
           for Common Stock:                  __________________________________


                                              __________________________________


                                              __________________________________


                                              __________________________________








                                    EX-47

      (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) until such shares are registered under the Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.

                                    NAME:_______________________________________



Date__________________________           _______________________________________
                                          Signature of Registered Holder
                                          (Must be signed exactly as name
                                                appears in the Note.)











                                      EX-48

                                                                       Exhibit B
                                                                       ---------

                                COMPANY NOTICE

                     (SECTION 5.2(a) OF CONVERTIBLE NOTE)



TO:_______________________________________
              (Name of Holder)


      (1) A Repurchase Event described in clause________________of Section 5.3 of the Convertible Note due____________________________, 1998 (the "Note") of
Total World Telecommunications, Inc., a________ _______ corporation (the "Company"), occurred on _____________, 199__. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to
Article V of the Note.

      (2) The Holder's repurchase right must be exercised on or before __________________________, 199__.

      (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

            (a) deliver to the Company a Holder Notice, in the form attached as EXHIBIT C to the Note; and

            (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

      (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


                                          TOTAL WORLD
                                          TELECOMMUNICATIONS, INC.



Date_____________________________         By____________________________________











                                    EX-49

                                                                       Exhibit C

                                HOLDER NOTICE
                     (SECTION 5.2(b) OF CONVERTIBLE NOTE)



TO:   TOTAL WORLD TELECOMMUNICATIONS, INC.


            (1) Pursuant to the terms of the Convertible Note due ___________, 1998 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company of $______________ of the Note, equal to the sum of $_____________ principal amount of the Note, $__________________ of accrued and unpaid interest on such principal amount and $_____________________ of Default Interest on such interest at the repurchase price provided in the Note.


      (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


                                    NAME:_______________________________________




                                    ____________________________________________
                                          Signature of Registered Holder
                                         (Must be signed exactly as name
                                              appears in the Note.)












                                    EX-50

                                                                      Annex II
                                                                        to
                                                                   Note Purchase
                                                                     Agreement

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT",). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                     TOTAL WORLD TELECOMMUNICATIONS, INC.

                               CONVERTIBLE NOTE
                               ----------------

New York, New York                                          $2,000,000.00
February 7, 1997

      FOR VALUE RECEIVED, TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to GFL Advantage Fund Limited, or registered assigns (the "Holder") or order, the sum of Two Million Dollars ($2,000,000.00), on January 31, 1999 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from the date this Note is released from the escrow created by the Joint Escrow Instructions forming part of the Note Purchase Agreement (as defined herein), until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable on the 1st day of each February, May, August and November, commencing on May 1, 1997, and at maturity (the"Interest Payment Dates"). Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed.

      All payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, (1) principal of this Note payable on the Maturity Date and (2) interest payable on the Interest Payment Dates, in either such case may be paid in whole or in part in fully paid and nonassessable shares of Common Stock, $.00001 par value, as such stock exist on the date of issuance of this Note, or any shares of capital stock of the Company into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All cash payments shall be made by wire transfer of










                                    EX-51
immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

      The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to a Note Purchase Agreement, dated as of January 31, 1997, by and between the Company and the original Holder of this Note, as amended from time to time (the "Note Purchase Agreement"), and the Holder of this Note and this Note are subject to the terms of the Note Purchase Agreement. The Holder of this Note may be entitled to the benefits of the Registration Rights Agreement, dated as of January 31, 1997, between the Company and the original Holder (the "Registration Rights Agreement").

      The following terms shall apply to this Note:


                                  ARTICLE I

         NO PREPAYMENT; INTEREST OR CERTAIN PRINCIPAL IN COMMON STOCK

            1.1  PREPAYMENT.

            (a) So long as no Event of Default (as defined herein) or Repurchase Event (as defined herein) or Repurchase Event (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than 20 days or more than 25 days written notice to the Holder, at any time to prepay this Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1 by payment of the amount herein provided. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all or a










                                    EX-52
portion of the principal amount of this Note, (2) the principal amount to be prepaid, (3) the date of prepayment and (4) that this Note must be surrendered by the Holder at or before the time the Prepayment Amount (as defined herein) is paid. On the date fixed for prepayment or on such later date as the Holder shall surrender this Note to the Company in connection with such prepayment, the Borrower shall make payment of the Prepayment Amount by wire transfer of immediately available funds to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (1) the sum of (A) the principal amount of this Note to be prepaid PLUS (B) accrued and unpaid interest on such principal amount to the date of prepayment PLUS (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of prepayment PLUS (2) an amount equal to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (1) TIMES
(b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of prepayment BY (y) the Applicable Percentage in effect on such prepayment date (such sum being referred to as the "Prepayment Amount"). Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid. If notice of prepayment has been given as above provided, unless converted into Common Stock pursuant to the terms hereof, the Prepayment Amount shall become due and payable in respect of this Note or the portion hereof to be prepaid shall become due and payable on the prepayment date and, unless the Borrower shall default in the payment of such amounts when due, interest on this Note or portion of this Note to be so prepaid shall cease to accrue and this Note or the portion hereof to be so prepaid shall cease after the close of business on the business day next preceding the date fixed for prepayment to be convertible into Common Stock and the Holder shall have no further right in respect of this Note or the portion hereof to be so prepaid except the right to receive the amount due hereunder in respect of such prepayment. If the Company shall fail to make payment in full of any Prepayment Amount as and when due in accordance herewith and the Company's notice of prepayment, in addition to any other rights or remedies, the Holder shall have the right to convert the unpaid portion of this Note and any such conversions shall be taken into account in determining the remaining amount to be paid by the Company by reason of such prepayment.










                                    EX-53

            (b) Except as specifically provided in this Section 1.1, this Note may not be prepaid or redeemed at the option of the Company prior to maturity.

      1.2  ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST.

            (a) If the Company exercises its option (x) to pay the principal amount of this Note outstanding on the Maturity Date (the "Final Principal Payment") or (y) to make a payment of interest on this Note, in either such case wholly or partly in shares of Co con Stock (such payment referred to in the preceding clause (x) or (y) being herein sometimes called the "Stock Payment Option"), then in any such case the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

            (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to the Final Principal Payment or any payment of interest on this Note if:

                  (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the Final Principal Payment or the portion of such interest to be paid in Common Stock, as the case may be;

                (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained; PROVIDED, HOWEVER, that with respect to compliance with the securities or blue sky laws of the states of the United States, the requirements of this clause (ii) shall be deemed satisfied if at the applicable time the Company is in compliance with
      Section 3 of the Note Purchase Agreement;

               (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

                (iv) the   Computed  Price is  less  than the par  value  of the
      Common Stock;









                                    EX-54

                  (v) an Event of Default (as defined herein) or a Repurchase Event (as defined herein) has occurred and is continuing;

                (vi) the Common Stock ia not (i) listed or admitted for trading on a national securities exchange, (ii) quoted on the Nasdaq National Market or (iii) quoted on the Nasdaq SmallCap Market; or

               (vii) the issuance of shares of Common Stock in payment of the Final Principal Payment or interest on this Note, as the case may be, would result in any Restricted Person (as defined in Section 2.1) beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the first sentence of Section 2.1.

            (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of the Final Principal Payment or interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money; PROVIDED, HOWEVER, that if certificates representing shares of Common Stock are delivered to the Holder subsequent to the third trading day after the applicable Interest Payment Date the Applicable Percentage used to calculate the Computed Price applicable to such Interest Payment Date shall be reduced by one percentage point for each day after the third trading day following such Interest Payment Date to the date of delivery of such shares of Common Stock to the Holder; and PROVIDED FURTHER, HOWEVER, that if certificates representing shares of Common Stock in respect of the Final Principal Payment are not delivered to the Holder on or before the third trading day after the Maturity Date, the Company shall no longer be entitled to utilize the Stock Payment Option in respect of the Final Principal Payment, which shall thereafter be payable in cash only. No fractional shares will be issued in payment of the Final Principal Payment or interest on this Note. In lieu thereof, the Company may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America. The shares of Common Stock issued or to be issued by the Company in payment of the Final Principal Payment or interest on this Note are sometimes referred to herein as the "Payment Shares."

            (d) If the Company exercises the Stock Payment Option with respect to the Final Principal Payment or a payment of interest on this Note, the









                                    EX-55

Company shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of the Final Principal Payment or interest on this Note, as the case may be, are to be received by the Holder, an Officer's Certificate setting forth (i) the total amount of the Final Principal Payment or interest payment, as the case may be, to which the Holder is entitled, (ii) the portion of the Final Principal Payment or the interest payment, as the case may be, being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.2, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to
Section 1.2(c),  (v) a brief  statement of the facts requiring such  adjustment,
(vi) the number of Payment Shares issuable with respect to each $100 of principal of or interest on this Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.2(b) has occurred and is existing. Such Officer's Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder, representing the Payment Shares. Such Officer's Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Officer's Certificate relates and of any adjustments to such number made pursuant to this Section 1.2 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Company.

            (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.2, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the principal of or interest on this Note to which such Payment Shares relate.

            (f) As used in this Note, the following terms shall have the meanings provided herein:

                  (1) " Applicable Percentage" shall have the meaning provided in Section 2.2.

                  (2) "Closing Price" on any date means the closing bid price for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of










                                    EX-56

Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq National Market if it constitutes the principal securities market for the Common Stock or (c) the Nasdaq SmallCap Market if it constitutes the principal securities market for the Common Stock, in any such case as reported by such exchange or market; PROVIDED, HOWEVER, that if during any Measurement Period:

                  (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ax-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Closing Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ax-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

                (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of










                                    EX-57
      additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Closing Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

              (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Closing Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ax-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Closing Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

                (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Closing Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ax-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Closing Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Closing Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of













                                    EX-58
      the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Closing Price (determined without regard to this proviso); PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price (determined without regard to this clause
      (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive in payment of interest on this Note or upon conversion of this Note (or any portion thereof), as the case may be, the amount of Securities the Holder would have received had the number of shares of Common Stock to be issued in payment of such interest on this Note, or had the Holder converted this Note (or portion thereof), in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Closing Price is being determined.

                        For  purposes  of this  clause  (iv) and clauses (i) and
      (ii) of this proviso,  any dividend or  distribution  to which this clause
      (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Closing Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Closing Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                  (v) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash










                                    EX-59
      in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and (2) the date on which ax-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Closing Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Closing Price (determined without regard to this proviso) on such day; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Closing Price (determined









                                    EX-60
      without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive in payment of interest on this Note or upon conversion of this Note (or any portion thereof), as the case may be, the amount of cash the Holder would have received had the number of shares of Common Stock to be issued in payment of such interest on this Note, or had the Holder converted this Note (or portion hereof), in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

                (vi) A tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Closing Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Closing Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Closing Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be










                                    EX-61
      the number of shares of Common Stock outstanding on such day multiplied by the Closing Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
      (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Closing Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause
      (vi) to any tender offer would result in an increase in the Closing Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day.

            (3) "Computed Price" means, as of the Maturity Date or an Interest Payment Date, the lower of (A) the product obtained by multiplying (i) the Applicable Percentage for the Maturity Date or the applicable Interest Payment Date, as the case may be, TIMES (ii) the arithmetic average of the Closing Price of the Common Stock for each day in the Measurement Period ending on the last trading day prior to the Maturity Date or the applicable Interest Payment Date, as the case may be, and (B) $7.00 (subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date (as defined in Section 2.2)).

            (4) "Measurement Period" means, with respect to any date, the period of five (5) consecutive trading days ending one trading day prior to such date.

            (5) "Officer" means the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Controller or the Chief Financial Officer of the Company.

            (6) "Officer's Certificate" means a certificate signed by an Officer.











                                    EX-62

                                  ARTICLE II

                                  CONVERSION

      2.1 CONVERSION RIGHT. The Holder shall have the right from and after the earlier of (a) the SEC Effective Date; and (b) the date which is 90 days after the date of original issuance of this Note and then in either such case at any time on or prior to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, and accrued and unpaid interest on the principal amount to be converted and on any such interest, into fully paid and nonassessable shares of Common Stock at the conversion price determined as provided herein (the "Conversion Price"); PROVIDED, HOWEVER, that in no event shall the Holder be entitled at any time to convert any portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) in excess of that portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, aa amended (the "1934 Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of the unconverted portion of the principal amount of this Note and accrued and unpaid interest thereon and on any such interest) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of this Note and accrued and unpaid interest thereon and on any such interest with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the sum of (1) that portion of the principal amount of this Note to be converted PLUS (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given to the Company PLUS (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the









                                    EX-63
date such Conversion Notice is given to the Company, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given to the Company.

      2.2 CONVERSION PRICE. The Conversion Price shall be the lower of (1) the product obtained by multiplying (a) the Applicable Percentage for the date the applicable Conversion Notice is given to the Company TIMES (b) the arithmetic average of the Closing Price of the Common Stock for each day in the Measurement Period ending one trading day prior to the date the applicable Conversion Notice is given to the Company and (2) $7.00 (subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date).

      As used in this Article II, the following terms shall have the following meanings:

            "Applicable Percentage" means 75 percent, except that, if (w) the Company fails to file the Registration Statement in form and substance meeting the requirements of the Registration Rights Agreement with the SEC within the period specified in Section 2(a) of the Registration Rights Agreement, (x) the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, (y) the Registration Statement shall cease to be available for use by any holder of this Note which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated)) or (z) the Holder having become unable to convert this Note in accordance with
Section 2.1 (other than by reason of the 4.9% limitation set forth in Section 2.1) then the percentage stated above in this paragraph shall be reduced by three percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after the 90th day following the Issuance Date or which is less than 30 days after a Computation Date) unless, in lieu of such reduction in respect of any particular Computation Date, the Company shall have made a cash payment to the Holder on a timely basis in the amount specified in Section 2(c) of the Registration Rights Agreement.

            "Computation Date" means (1) the date which is 30 days after the Filing Deadline if (A) the Registration Statement has not been first filed with the SEC on or before the Filing Deadline and (B) such date is on or prior to the 90th day after the Issuance Date, (2) the date on which the Registration Statement is first filed with the SEC if (A) the Registration Statement has not been first filed with the SEC on or before the Filing Deadline and (B) such date










                                    EX-64
is prior to the 90th day after the Issuance Date and is prior to the 30th day after the Filing Deadline, (3) the date which is 120 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC, (4) each date which is 30 days after a Computation Date, if the Registration Statement has not been declared effective by the SEC prior to such 30th day, (5) if the Registration Statement has not been declared effective by the SEC within 90 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC, (6) the date which is 30 days after the date on which the Registration Statement ceases to be available for use by any holder of this Note which is named therein as a selling stockholder, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day, (7) the date on which the Registration Statement becomes available for use by a holder of this Note, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such use, the Registration Statement shall have become unavailable for such use, (8) the date which is 30 days after the date on which the Holder shall have become unable to convert this Note in accordance with Section 2.1 for any reason (other than by reason of the 4.9% limitation set forth in Section 2.1), if the Holder shall remain unable so to convert this Note on such 30th day, and (9) the date on which the Holder becomes able to convert this Note, if the Holder shall have become unable to convert this Note as described in the preceding clause (8) of this paragraph.

            "Conversion Notice" means a Notice of Conversion substantially in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder or the Holder's attorney-in-fact.

            "Filing Deadline" means March 17, 1997.

            "Issuance Date" means the date of original issuance of this Note pursuant to the Note Purchase Agreement.

            "Registration Statement" means the Registration Statement filed by the Company with the SEC pursuant to Section 2 of the Registration Rights Agreement.

            "SEC" means the United States Securities and Exchange Commission.










                                    EX-65

            "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

      2.3 AUTHORIZED SHARES. The Company covenants that, during the period the conversion rights exist, the Company will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to permit conversion in full of this Note at the Conversion Price from time to time in effect. The Company represents and warrants that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

      2.4 METHOD OF CONVERSION.

      (a) The right of the Holder to convert this Note shall be exercised by delivering to the Company a Conversion Notice stating the principal amount of this Note which, together with interest as provided in this Note, is being converted. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with such conversion.

            (b) If the Holder  elects to convert  this Note in  accordance  with
Section 2.1, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon










                                    EX-66
the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

            (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  Whenever the Company shall propose to take any of the actions specified in this Section 2.4(c), the Company shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action, to the Holder. Such notice shall specify the action proposed to be taken by the Company and the date as of








                                    EX-67
which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Company to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  Nothing in this Section 2.4(c) shall limit the rights of the Holder or the obligations of the Company under Article V of this Note or the obligations of the Company under Section 4(e) of the Note Purchase Agreement or
Section 2(e) or 9 of the Registration Rights Agreement.

            (d) Upon receipt by the Company from the Holder of a telephone line facsimile transmission of a Conversion Notice meeting the requirements for conversion as provided in Section 2.1 and this Section 2.4, the Company shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within three business days after such receipt and otherwise in accordance with the Note Purchase Agreement (including, without limitation, in accordance with the requirement that certificates for shares of Common Stock issued on or after the SEC Effective Date upon conversion of this Note shall not bear any restrictive legend), and the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. If the Company shall fail to issue and deliver or cause to be issued and delivered the certificates for shares of Common Stock upon any such conversion as and when required by the first sentence of this Section 2.4(d), then, in addition to any other liability which the Company may have to the Holder, the Applicable Percentage used to calculate the Conversion Price with respect to such conversion shall be reduced by one










                                    EX-68
percentage point for each day after the third trading day following the date such Conversion Notice is received by the Company to the date of delivery of such shares of Common Stock to the Holder.

            (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the same holder, the Company shall round the number of shares of Common Stock issued on such conversion up to the next highest whole share.


                                 ARTICLE III

                              CERTAIN COVENANTS

      3.1 TENDER OFFERS. The Company will not itself, and will not permit any subsidiary of the Company to (1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Company or any subsidiary of the Company unless such person agrees with the Company to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the sum of (1) the sum of (a) the principal amount of this Note to be purchased PLUS (b) accrued and unpaid interest on such principal amount to the date of purchase PLUS (c) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (b) at the rate provided in this Note to the date of purchase PLUS (2) an amount equal to the product obtained by multiplying
(a) the sum stated in the immediately preceding clause (1) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date.

      3.2 RESTRICTION ON DIVIDENDS. So long as the Company shall have any obligation under this Note, the Company shall not pay, declare or set apart for such payment, any dividend on shares of capital stock other than (a) dividends on shares of Common Stock solely in the form of additional shares of Common Stock and (b) so long as no Event of Default or Repurchase Event has occurred and is continuing, regular quarterly dividends in fixed amounts on preferred stock of the Company.












                                    EX-69

      3.3 RESTRICTION ON STOCK REPURCHASES. During the period commencing from the date on which the Registration Statement shall have been declared effective and until the date that the Registration Statement shall have been effective for 60 consecutive days, neither the Company nor any subsidiary of the Company shall redeem, repurchase (other than pursuant to a Tender Offer, as defined in Section 3.1, which shall be governed by Section 3.1) or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any subsidiary of the Company unless such purchase, redemption or repurchase would not be in violation of Rule 10b-6 under the 1934 Act and such purchase, redemption or repurchase would not, by reason of Rule 10b-6 under the 1934 Act, prevent the Holder from selling its Registrable Securities (as defined in the Registration Statement) under the Registration Statement.


                                  ARTICLE IV

                              EVENTS OF DEFAULT

            If any of the following events of default (each, an "Event of Default") shall occur:

      4.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Company fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 4.1 only, such failure continues for a period of three (3) days after the due date thereof;

      4.2 CONVERSION AND THE SHARES. The Company fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or in payment of principal of or interest on this Note as and when required by this Note or the Registration Rights Agreement;

      4.3 BREACH OF COVENANT. The Company (a) fails to comply with any provision of Article III of this Note or (b) breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 4.1, 4.2 and 4.3(a) hereof), the Note Purchase Agreement, and in the case of this clause (b) of this Section 4.3 only, such breach continues for a period of twenty (20) days after written notice thereof to the Company from the Holder or within 60 days after delivery of such notice if and only if, within










                                    EX-70
such 20-day period, the Company has been diligently taking action to cure default and such cure cannot be completed within such 20-day period;

      4.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement) shall be false or misleading in any material respect when made;

      4.5 CERTAIN VOLUNTARY PROCEEDINGS. The Company or any material subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

      4.6 CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Company or any material subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

      4.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of their respective properties or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;

      4.8 DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $1,000,000 individually or in the aggregate for the Company and its subsidiaries, beyond the period of grace, if any, provided in the














                                    EX-71
instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); (b) any such indebtedness of the Company or any of its subsidiaries shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or
(c) any Event of Default shall occur and be continuing under the Convertible Note, dated February , 1997, in the original principal amount of $2,000,000 issued by the Company; or

      4.9 DELISTING OF COMMON STOCK. The Common Stock shall cease to be listed on any of the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

then upon the occurrence and during the continuation of any Event of Default specified in Section 4.1, 4.2, 4.3, 4.4, 4.7, 4.8 or 4.9 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in Section 4.5 or 4.6, the Company shall, pay to the Holder an amount equal to the sum of (1) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of payment PLUS (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of payment PLUS (2) an amount equal to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (1) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including all rights and remedies under or in connection with any pledge created in accordance with Article III of this Note.













                                    EX-72

                                  ARTICLE V

                REPURCHASE UPON A REPURCHASE EVENT; PREPAYMENT

      5.1 REPURCHASE RIGHT. If there shall occur a Repurchase Event (as defined in Section 5.3 hereof), then the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is three (3) business days after the date of the Holder Notice (as defined in Section 5.2(b) below) delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a purchase price equal to the sum of (1) the sum of (a) the principal amount of this Note to be repurchased PLUS (b) accrued and unpaid interest on such principal amount to the date of such repurchase PLUS (c) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (b) at the rate provided in this Note to the repurchase date PLUS (2) an amount ogle to the product obtained by multiplying (a) the sum stated in the immediately preceding clause (1) TIMES (b) the quotient (expressed as a percentage) obtained by dividing (x) the amount determined by subtracting from 100 percent the Applicable Percentage in effect on the date of payment BY (y) the Applicable Percentage in effect on such payment date (such sum being referred to herein as the "Repurchase Price").

      5.2 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC. (a) On or before the fifth (5th) business day after the occurrence of a Repurchase Event, the Company shall give to the Holder a notice in the form attached hereto as Exhibit B (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such notice shall set forth:

            (i) the date by which the repurchase right must be exercised, and

          (ii) a description of the procedure (set forth below) which the Holder must follow to exercise the repurchase right.

      No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.














                                    EX-73

            (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the thirtieth (30th) day after the Company Notice (or if no such Company Notice has been given, within forty (40) days after the Holder first learns of the Repurchase Event) (i) notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of this Note to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby in the form attached hereto as Exhibit C (the "Holder Notice"), and (ii) this Note, duly endorsed for transfer to the Company of the portion of the principal amount of this Note to be repurchased. Such notice by the Holder shall be irrevocable.

            (c) If the Company fails to repurchase on the repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised, then the Repurchase Price for the principal of this Note shall bear interest to the extent not prohibited by applicable law from the repurchase date at the rate of 14 percent (14%) per annum until paid.

            (d) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Section 5.2, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, of such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal of the Note so surrendered.

      5.3 REPURCHASE EVENT. A Repurchase Event shall be defined as the occurrence of any one of the following events:

            (a) For any period of five consecutive trading days following the date hereof there shall be no Trading Price of the Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

            (b) The Common Stock ceases to be listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the NYSE or the AMEX;

            (c) Any consolidation or merger of the Company or any subsidiary of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting












                                    EX-74
securities of the surviving corporation of ouch consolidation or merger immediately following such transaction;

            (d) The adoption of any amendment to the Company's Certificate of Incorporation or the taking of any other action which materially and adversely affects the rights of the Holder;

            (e) The inability for a period of 30 days or more of the Holder to sell shares of Common Stock issued upon conversion of this Note pursuant to the Registration Statement (1) by reason of the requirements of the Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC;

            (f) Any material change in the management of the Company, including without limitation, the failure of Joseph Lents to remain as Chairman of the Board, President and Chief Executive Officer of the Company; or

            (g) The occurrence of any Event of Default specified in Article IV of this Note.


                                  ARTICLE VI

                                 MISCELLANEOUS

      6.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      6.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company and the address of the Company shall be 3200 North Military Trail, Suite 210, Boca Raton, Florida 33431






                                    EX-75

Attention: Chief Financial Officer (telephone line facsimile transmission number
(561) 997-5846). Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.

      6.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      6.4 ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

      6.5 COST OF COLLECTION. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including attorneys' fees.

      6.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of Florida, without regard to the principles of conflict of laws.

      6.7 CERTAIN AMOUNTS. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by it. duly authorized officer on the day and in the year first above written.

                                   TOTAL WORLD
                                   TELECOMMUNICATIONS, INC.


                                    By

                                    Name:_______________________________________
                                    Title:






                                    EX-76

                                                                       Exhibit A
                                                                       ---------

                             NOTICE OF CONVERSION

TO:  TOTAL WORLD TELECOMMUNICATIONS, INC.


     (1) Pursuant to the terms of the Convertible Note (the "Note"), the undersigned hereby elects to convert $_______________ principal amount of the Note and accrued and unpaid interest into shares of Common Stock of TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

      (2) Please issue a certificate or certificates for_________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


      __________________________          _________________________
      Name                                Name


      __________________________          _________________________
      Address                             Address


      __________________________          _________________________
      SS or Tax ID Number                 SS or Tax ID Number


      (3) Date of Conversion:                 __________________________________

          Applicable Closing Price:           __________________________________

          Applicable Conversion Price:        __________________________________

          Delivery Instructions
           for Common Stock:                  __________________________________


                                              __________________________________


                                              __________________________________


                                              __________________________________






                                    EX-77

      (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) until such shares are registered under the Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.

                                          NAME:_________________________________



Date_________________________________     ______________________________________
                                             Signature of Registered Holder
                                            (Must be signed exactly as name
                                                 appears in the Note.)

























                                    EX-78

                                                                       Exhibit B
                                                                       ---------

                                 COMPANY NOTICE
                      (SECTION 5.2(a) OF CONVERTIBLE NOTE)


TO:_______________________________________
              (Name of Holder)


      (1) A Repurchase Event described in clause________________of Section 5.3 of the Convertible Note due____________________________, 1998 (the "Note") of
Total World Telecommunications, Inc., a________ _______ corporation (the "Company"), occurred on _____________, 199__. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to
Article V of the Note.

      (2) The Holder's repurchase right must be exercised on or before __________________________, 199__.

      (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

            (a) deliver to the Company a Holder Notice, in the form attached as EXHIBIT C to the Note; and

            (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

      (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


                                          TOTAL WORLD
                                          TELECOMMUNICATIONS, INC.



Date_____________________________         By____________________________________










                                     EX-79

                                                                       Exhibit C

                                  HOLDER NOTICE
                      (SECTION 5.2(b) OF CONVERTIBLE NOTE)


TO:   TOTAL WORLD TELECOMMUNICATIONS, INC.


            (1) Pursuant to the terms of the Convertible Note due ___________, 1998 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company of $______________ of the Note, equal to the sum of $_____________ principal amount of the Note, $__________________ of accrued and unpaid interest on such principal amount and $_____________________ of Default Interest on such interest at the repurchase price provided in the Note.


      (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


                                    NAME:_______________________________________




                                    ____________________________________________
                                          Signature of Registered Holder
                                         (Must be signed exactly as name
                                              appears in the Note.)







                                    EX-80

                                                                     Annex III
                                                                        to
                                                                   Note Purchase
                                                                     Agreement

                           JOINT ESCROW INSTRUCTIONS

                                               Dated  as of the date of the Note
                                               Purchase Agreement to Which These
                                               Joint  Escrow   Instructions  Are
                                               Attached

Law Offices of Brian W. Pusch,
   as Escrow Agent
Penthouse Suite
29 West 57th Street
New York, New York 10019

Attention:  Brian W. Pusch, Esq.

Dear Sir or Madam:

      As Escrow Agent for both Total World Telecommunications, Inc., a Delaware corporation (the "Company"), and the purchaser of two convertible notes (the "Notes") of the Company (the "Buyer"), who is named in the Note Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as Annex III (the "Agreement"), the Escrow Agent is hereby authorized and directed to hold the documents and the funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement, in accordance with the following instructions:

             1. (a) After receipt of written or oral notice from the Company and the Buyer to the Escrow Agent that their respective conditions precedent to the purchase and sale of the Notes have been satisfied or waived by the Company and the Buyer, the Escrow Agent shall release the Outstanding Note to the Company, shall release the Reinvestment Note to the Buyer. If the Company or the Buyer notifies the Escrow Agent that on the Closing Date (as defined in the Agreement), the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall release the Escrow Funds and the Outstanding Note to the Buyer and shall release the Notes to the Company.

                  (b) Unless the Escrow Funds have theretofore been released by the Escrow Agent to the Buyer pursuant to Section l(a), after receipt of written






                                    EX-81
or oral notice from the Company and the Buyer to the Escrow Agent that their respective conditions precedent to the purchase and sale of the Notes have been satisfied or waived by the Company and the Buyer and written or oral notice from the Buyer that the Company shall have informed the Buyer that the Nasdaq listing application required by Section d(e) of the Note Purchase Agreement (the "Listing Application") shall have been filed with Nasdaq, the Escrow Agent shall release the Escrow Funds (excluding any interest thereon credited to the Escrow Agent's bank account), less the amount referred to in the next preceding sentence, to the Company, shall release the $2 million Note and any such interest in Escrow Funds to the Buyer and shall release a portion of the Escrow Funds as provided in the next succeeding sentence. After receipt of such notices, a portion of the Escrow Funds shall be released to or upon the order of the placement agent for the transaction contemplated by the Note Purchase Agreement in payment of the fees of such placement agent by the Company in such amount as shall be specified in writing by or on behalf of such placement agent to the Escrow Agent prior to release of the Escrow Funds. If the Buyer notifies the Escrow Agent that on or before February 10, 1997, the Buyer shall not have been informed by the Company that the Listing Application shall have been filed with Nasdaq or that the conditions precedent to the obligations of the Buyer under the Agreement were not satisfied or waived, then the Escrow Agent shall release the Escrow Funds to the Buyer and shall release the $2 million Note to the Company.

                  (c) If Escrow Funds are released to or upon the order of the Company, the amount thereof shall be reduced by all wire transfer fees in respect of release of the Escrow Funds. Prior to return of the Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at Citibank, N.A. The Escrow Agent shall not be liable for interest on the Escrow Funds (other than such interest as shall be paid to the Escrow Agent by its depository bank for the Escrow Funds, less any applicable withholding taxes) for any reason, including by reason of any delay or mistake in delivery of the Escrow Funds or any other funds held by the Escrow Agent hereunder.

             2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

             3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably










                                    EX-82
believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith. In no event shall the Escrow Agent incur any liability or be held responsible, if the Note, once released from escrow hereunder, shall become lost, stolen, destroyed, mutilated or misplaced while in transit to any person, provided the Escrow Agent shall have dispatched the same by a means customarily used by the Escrow Agent.

             4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, firm or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

             5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

             6. The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents or Escrow Funds deposited with or held by the Escrow Agent.

             7. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer in connection with the transactions contemplated by the Agreement and may continue to act as legal counsel for the Buyer notwithstanding its duties as Escrow Agent hereunder.

            8. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer shall appoint a successor Escrow Agent.







                                    EX-83

             9. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

            10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized, in its sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) at any time, to deposit the documents or Escrow Funds with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give notice thereof to the Buyer and the Company and shall thereupon be relieved and discharged from all further obligations hereunder.

            11. The Company and the Buyer jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

            12. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or transmission by telephone line facsimile transmission or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties "hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.











                                    EX-84

COMPANY: At the address set forth in the introductory paragraph of the Agreement

                                  Attention: Chief Financial Officer

                                  Facsimile No. (561) 997-5846

BUYER:                            At the address set forth in the Agreement
                                  (with a copy as provided therein)

                                  Facsimile No. 011-599-932-2008

ESCROW AGENT:                     Law Offices of Brian W Pusch, as Escrow Agent
                                  Penthouse Suite
                                  29 West 57th Street
                                  New York, New York 10019

                                  Facsimile No. (212) 980-7055

            13. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

            14. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York.

            15. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.


ACCEPTED BY ESCROW AGENT:



-------------------------------
Brian W. Pusch, as Escrow Agent










                                    EX-85

                                                                      Annex IV
                                                                        to
                                                                   Note Purchase
                                                                     Agreement

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 31, 1997 (this "Agreement"), is made by and between TOTAL WORLD TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, in connection with the Note Purchase Agreement, dated as of the date hereof, between the Initial Investor and the Company (the "Note Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Note Purchase Agreement, to issue and sell to the Initial Investor two Convertible Notes (the "Notes") issued by the Company which will be convertible into shares (the "Shares") of Common Stock, $.00001 par value (the "Common Stock"), of the Company in accordance with the terms of the Notes; and

      WHEREAS, to induce the Initial Investor to execute and deliver the Note Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

       1.   DEFINITIONS.

            (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or









                                    EX-86

Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iii) "Registrable Securities" means the Shares and any shares of Common Stock issued by the Company in payment of principal of and interest on the Notes in accordance with the terms thereof.

                (iv) "Registration Statement" means a registration statement of the Company under the Securities Act, including any amendment thereto.

            (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

            (c) Capitalized terms defined in the introductory paragraph or the recitals to this Agreement shall have the respective meanings therein provided. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

       2.   REGISTRATION.

            (a) Mandatory Registration. Promptly following the Closing, the Company shall complete preparation of a Registration Statement on Form S-3 or other available form covering at least 3,700,000 shares of Common Stock as Registrable Securities. On or prior to March 1, 1997, the Company shall furnish to the Investors and their legal counsel a draft of the Registration Statement which meets the requirements of the Securities Act. On or prior to March 17, 1997, the Company shall file such Registration Statement with the SEC, which Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in the conversion price of the Note in accordance with the terms thereof. If at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 2(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted principal amount of the Note, then










                                    EX-87
promptly, but in no event later than 20 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 or other applicable form (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 2(a) but which may, in accordance with Rule 429 under the Securities Act, make use of a combined prospectus) covering such number of shares of Common Stock as shall be sufficient to permit such conversion. For all purposes of this Agreement (other than Section 2(c) hereof) such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to Section 2(a) of this Agreement, and the Company and the Investors shall have the same rights and obligations (other than Section 2(c) hereof) with respect to such additional Registration Statement as they shall have with respect to the initial
Registration  Statement  required  to be filed by the  Company  pursuant to this
Section 2(a).

            (b) Certain Offerings. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

            (c) Payments by the Company. If (1) the Registration Statement covering the Registrable Securities which is required to be filed by the Company pursuant to the first sentence of Section 2(a) hereof is not effective within 90 days after the Closing Date, (2) the Registration Statement required to be filed by the Company pursuant to Section 2(a) shall cease to be available for use by any holder of the Note which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in such Registration Statement or the information contained in such Registration Statement having become outdated) or
(3) a holder of the Note having become unable to convert any portion of the Note










                                    EX-88
in accordance with Section 2.1 of the Note, then, in lieu of the adjustment of the Conversion Price (as defined in the Note) on any particular Computation Date, the Company shall have the right to make payment to the Initial Investor in such amount and at such time as shall be determined pursuant to this Section 2(c). The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date, and such amount shall be equal to three percent (3%) of the aggregate purchase price paid by the Initial Investor for the Note pursuant to the Note Purchase Agreement (each, a "Periodic Amount"). If the Company elects to make payment hereunder of any Periodic Amount, such payment shall be made by the Company by wire transfer in immediately available funds on the applicable Computation Date to such account as shall be specified for such purpose by the Initial Holder.

            As used in this Section 2(c), "Computation Date" shall have the meaning provided in the Note.

            (d) Piggy-Back Registrations. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within ten (10) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the
Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and PROVIDED FURTHER, HOWEVER, that, after giving effect










                                    EX-89
to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the date of this Agreement, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. The obligations of the Company under this Section 2(d) may be waived by Investors holding a majority in interest of the Registrable Securities and shall expire after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(d) for two registrations; PROVIDED, HOWEVER, that any Investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(d) shall be entitled to include in an additional Registration Statement filed by the Company the Registrable Securities so excluded. Notwithstanding any other provision of this Agreement, if the Registration Statement required to be filed pursuant to Section 2(a) of this Agreement shall have been ordered effective by the SEC and the Company shall have maintained the effectiveness of such Registration Statement as required by this Agreement and if the Company shall otherwise have complied in all material respects with its obligations under this Agreement, then the Company shall not be obligated to register any Registrable Securities on such Registration Statement referred to in this Section 2(d).

            (e) Eligibility for Form S-3. The Company covenants and agrees that it shall file all reports required to be filed by the Company with the SEC in a timely manner so as to become eligible for the use of Form S-3 at the earliest possible date.

      3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

            (a) prepare promptly, and file with the SEC not later than March 17, 1997, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter to use its best efforts to cause each Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (1) such date as is three years after the Closing Date and (2) the date on which the Investors no longer beneficially own any Registrable Securities; the Company










                                    EX-90
shall not file any registration statement under the Securities Act relating to securities other than the Registrable Securities until the Registration Statement shall have been effective for at least 60 consecutive days; and the Company represents and warrants to, and covenants and agrees with, the Investors that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it ia ordered effective by the SEC and at all time during which it is required to be effective hereunder (and each such amendment and supplement at the time it ia filed with the SEC and at all time during which it ia available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            (b) prepare and file with the SEC such amendments (including poet-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until such date as is three years after the Closing Date, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

            (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (2) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

            (d)  use  reasonable   efforts  to  (i)  register  and  qualify  the
Registrable  Securities  covered   by  the  Registration  Statement  under  such









                                    EX-91
securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earlier of (A) such date as ia three years after the Closing Date and (B) the date on which the Investors no longer beneficially own any Registrable Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until the earlier of (A) such date aa ia three years after the date such Registration Statement is first ordered effective by the SEC and (B) the date on which the Inventors no longer beneficially own any Registrable Securities and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (v) to make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

            (e) in the event  Investors  who hold a majority  in interest of the
Registrable Securities being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

            (f) as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Inventor may reasonably request.










                                    EX-92

            (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

            (h) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review and comment on the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

            (i) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

            (j) at the request of the Investors who hold a majority in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

            (k) make available for inspection by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company








                                    EX-93
determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

            (l) use its best efforts (i) to cause all the Registrable Securities covered by the Registration Statement to be listed on the Nasdaq SmallCap Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded or (ii) if securities of the same class or series as the Registrable Securities are not then listed on the Nasdaq SmallCap Market or any such other securities market, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") aa such with respect to such Registrable Securities;










                                    EX-94

            (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

            (n) cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts aa the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as Exhibit 1 and an opinion of such counsel, if required by the Company's transfer agent, in the form attached hereto as Exhibit 2;

            (o) during the period the Company is required to maintain effectiveness of the Registration Statement pursuant to Section 3(a), the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations in Rule 10b-6 under the Exchange Act; and

            (p) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

      4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration












                                    EX-95
of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least four (4) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one (1) business day prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

            (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Inventor's Registrable Securities from the Registration Statement;

            (c) In the event  Investors  holding a majority  in  interest of the
Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

            (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

            (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable










                                    EX-96

Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or manager of such underwriting and legal expenses of the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

       5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the company and the Investors, shall be borne by the Company; PROVIDED, HOWEVER, that the Investors shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investors pursuant to Section 2(b) hereof.

      6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person") against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are base upon any of the following statements, omissions or violations in the
Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state










                                    EX-97
therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a),










                                    EX-98
the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party.), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the amount of the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in the Registration Statement.

            (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any










                                    EX-99
indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement of which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such liability to the Indemnified Person or Indemnified
Party under Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

       7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the amount by which the net amount of proceeds received by such seller from the sale of such Registrable Securities exceeds the purchase price paid by such seller for such seller for such Registrable Securities.

      8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any







                                    EX-100
other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c)  furnish  to  each  Investor  so  long  as  such  Investor  owns
Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

       9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of all or any portion of such securities (or all or any portion of the Note) of Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the Initial Investor and such transferee to assure that the Registration Statement and related prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.












                                    EX-101

      10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

      11.   MISCELLANEOUS.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at Total World Telecommunications, Inc., 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431, Attention: Chief Financial Officer, telephone line facsimile transmission No. (561) 997-5846, (ii) if to the Initial Investor, c/o Genesee International, 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332, telephone line facsimile transmission No. (206) 462-4645 and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or










                                    EX-102
rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) The Company acknowledges that any failure by the Company to perform its obligations under this Agreement, including, without limitation, the Company's obligations under Section 3(n), or any delay in such performance could result in damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct and consequential damages caused by any such failure or delay.

            (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.



















                                    EX-103

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                          TOTAL WORLD
                                          TELECOMMUNICATIONS, INC.



                                          By____________________________________
                                          Name:
                                          Title:


                                          INITIAL INVESTOR:

                                          NAME:_________________________________



                                          By____________________________________
                                          Name:
                                          Title:




























                                    EX-104

                                                                      EXHIBIT 1
                                                                         to
                                                                    Registration
                                                                       Rights
                                                                     Agreement

                              [Company Letterhead]

                                     [Date]



[Name and address of Transfer Agent]


Ladies and Gentlemen:


      This letter shall serve as our irrevocable authorization and direction to you [(1) to transfer or re-register the certificates for the shares of Common Stock, $.00001 par value (the "Common Stock"), of Total World Telecommunications, Inc., a Delaware corporation (the "Company"), represented by certificate numbers__________________ and__________ for an aggregate of___________ shares (the "Outstanding Shares") of Common Stock presently registered in the name of [Name of Investor] upon surrender of such certificate to you, notwithstanding the legend appearing on such certificates, and (2)] to issue shares (the "Conversion Shares") of Common Stock to or upon the order of the holder from time to time on conversion of the Convertible Notes, dated_______________, 1997, in the original aggregate principal amount of $12,747,566 (the "Note"), issued by the Company upon surrender to you by such registered holder for conversion a properly completed and duly executed
Conversion Notice in the form enclosed herewith. [The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the Outstanding Shares.] Certificates for the Conversion Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

______________________________
*Omit if no conversion of the Note has occurred before SEC registration is declared effective.









                                    EX-105

      Contemporaneous with the delivery of this letter, the Company is delivering to you an opinion of_________________ as to registration of [the Outstanding Shares,] and the Conversion Shares under the Securities Act of 1933, as amended.

            Should you have any questions concerning this matter, please contact me.

                                          Very truly yours,

                                          TOTAL WORLD
                                          TELECOMMUNICATIONS, INC.



                                          By____________________________________
                                             Name:
                                             Title:


Enclosures

cc:  [Name of Investor]


























                                    EX-106

                                                                      EXHIBIT 2
                                                                         to
                                                                    Registration
                                                                       Rights
                                                                      Agreement
                                     [Date]

[Name and address
 of transfer agent]

                      TOTAL WORLD TELECOMMUNICATIONS, INC.
                             SHARES OF COMMON STOCK

Ladies and Gentlemen:

      We are counsel to Total World Telecommunications, Inc., a Delaware corporation (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company [(1) an aggregate of___________ shares (the "Shares") of the Company's Common Stock, $.00001 par value (the "Common Stock"), represented by Certificate No._________________ and (2)] two
Convertible Notes, dated_______________ , 1997, in the original aggregate principal amount of $_________________ (the "Notes") issued by the Company. The Notes were purchased by the Holder pursuant to a Note Purchase Agreement, dated as of _________________, 1997, between the Holder and the Company (the "Note Purchase Agreement"). Pursuant to a Registration Rights Agreement, dated as of ____________________________, 1997, between the Company and the Holder (the
"Registration Rights Agreement") entered into in connection with the purchase by the Holder of the Note, the Company agreed with the Holder, among other things, to register for resale the [Shares and any additional] shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on____________, the Company filed a Registration Statement on Form S-3 (File No. 333-____________ ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to [the Shares and] the Conversion Shares, which names the Holder as a selling stockholder thereunder.

           [Other introductory and scope of examination language to be inserted]

      Based on the foregoing, we are of the opinion that [the shares and]* the Conversion shares have been registered under the Securities Act.


__________________________
*Omit if no conversion of the Note has occurred before SEC registration is declared effective.





                                    EX-107

            This opinion may be relied upon by the Holder as if addressed to the Holder. [Other appropriate language to be included.]

                                Very truly yours,



cc: [Name of Investor]









































                                    EX-108

                                                                       Annex V
                                                                         to
                                                                   Note Purchase
                                                                      Agreement

                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                               Attorneys at Law
                                   Suite 300
                           3200 North Military Trail
                           Boca Raton, Florida 33431

                           Telephone (561) 241-7084
                           Facsimile (561) 241-7096




                               February 7, 1997




GFL Advantage Fund Limited
c/o CITCO
Kaya Flamboyan 9
Curacao, NETHERLAND ANTILLES

      Re:  TOTAL WORLD TELECOMMUNICATIONS, INC.
           ------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Total World Telecommunications, Inc., a Delaware corporation (the "Company"), in connection with the Note Purchase Agreement dated as of January 31, 1997, between you and the Company (the "Agreement"), Reinvestment Note and $2 million Note both dated February 7, 1997 (as defined in Agreement and referred to herein collectively as the "Notes"), the Registration Rights Agreement as of January 31, 1997 (the "Registration Rights Agreement") and related documentation provided in connection therewith. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

      As counsel in the capacity indicated above, we have examined:

      a. The Agreement, the Notes and Registration Rights Agreement may sometimes hereafter collectively or individually be referred to as the "Documents");





                                    EX-109

GFL Advantage Fund Limited
February 7, 1997
Page 110



      b. The original or certified, conformed or photostatic copies of the Certificate of Incorporation and Bylaws of the Company;

      c. The records of proceedings and actions of the Company and its members in the form certified to us by officers of the Company as being true, correct and complete copies of the foregoing; and

      d. Certificates of public officials and such other documents, records and legal matters as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed.

      Insofar as this opinion  relates to factual  matters,  we have relied upon
(i) the representations and warranties set forth in the Documents, (ii) representations of officers of Company, and (iii) certificates of public officials. Our opinion is limited in all respects to matters governed by the corporate laws of the State of Delaware, the laws of the State of Florida and the federal laws of the United States of America. We have made no inquiry into the laws and regulations of any other jurisdiction or jurisdictions or as to laws relating to choice of law or conflicts of law principles.

      Based upon our examination of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (i) to own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under the Agreement, the Registration Rights Agreement, the Notes and the other agreements executed and delivered by the Company in connection therewith, and to consummate the transactions contemplated thereby;

       2. The Agreement, the Registration Rights Agreement and the Notes have been duly and validly authorized, executed and delivered by the Company and the Notes constitute and, assuming the due authorization, execution and delivery thereof by you, the Agreement and the Registration Rights Agreement constitute,











                                    EX-110

GFL Advantage Fund Limited
February 7, 1997
Page 111


the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and except that rights to indemnification and contribution may be limited by public policy;

       3. The shares of Common Stock, $.00001 par value (the "Common Stock"), issuable on conversion of the Notes (the "Conversion Shares") and in payment of principal of and interest on the Notes (the "Payment Shares," and, together with the Conversion Shares, the "Shares") have been duly authorized and, when issued upon conversion of the Notes or in payment of principal of and interest on the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

       4. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, $.00001 par value, of which 6,231,928 shares were outstanding as of December 27, 1996, all of which are fully paid and non-assessable; and (b) 10,000,000 shares of Preferred Stock, $.00001 par value, and at January 31, 1997, 73,000 shares have been designated Series A Preferred Stock, of which 73,000 shares are outstanding; of which 150,000 shares have been designated Series L Preferred Stock, of which 23,200 shares are outstanding; of which 231,000 shares have been designated Series M Preferred Stock, of which 178,500 shares are outstanding; of which 35,000 shares have been designated Series O Preferred Stock, of which 35,000 shares are outstanding; of which 200,000 shares have been designated Series T Preferred Stock, of which 17,350 shares are outstanding; of which 150,000 shares have been designated Series U Preferred Stock, of which 29,200 shares are outstanding; of which 100,000 shares of Preferred Stock have been designated Series V Preferred Stock, no shares of which are outstanding; of which 200,000 shares have been designated Series W Preferred Stock, of which 27,761 shares are outstanding; of which 150,000 shares have been designated Series X Preferred Stock, of which 11,250 shares are outstanding; of which 30,000 shares have been designated Series Y Preferred Stock, of which 30,000 shares are outstanding; of which 55,000 shares have been designated Series Z Preferred Stock, of which 54,650 shares are outstanding; of which 100,000 shares have been designated Series B Preferred Stock, no shares of













                                    EX-111

GFL Advantage Fund Limited
February 7, 1997
Page 112


which are outstanding; and 500,000 shares have been designated Series C Preferred Stock, no shares of which are outstanding. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire the Notes or the Shares. The Common Stock is listed for trading on the NASDAQ Small-Cap Market ("NASDAQ") and to the best of our knowledge (a) no suspension of trading in the Common Stock is in effect, (b) the Company and the Common Stock meet the criteria for continued listing and trading on NASDAQ, and (c) the Company has not been notified since January 1, 1995 by NASDAQ of any failure or potential failure to meet the criteria for continued listing and trading on NASDAQ except as indicated in the Agreement, and except that the Company was notified of certain time limitations with respect to the filing of its Form 10-KSB Annual Report for the year ended September 30, 1996, with respect to which the Company has complied. The Company has duly filed a notification form with NASDAQ for listing of additional shares. The authorized shares of Common Stock and, to the best of our knowledge, the outstanding options, warrants and other securities to purchase Common Stock, conform in all material respects to the descriptions thereof contained in SEC reports. To the best of our knowledge, no holder of any of the Company's securities has any rights, "demand,"
"piggyback" or otherwise to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement except as disclosed pursuant to the Agreement.

       5. Assuming the representations and warranties of the Buyer in Section 2 of the Agreement are true and correct, no authorization, approval or consent of any governmental body, regulatory agency, self-regulatory body or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Notes as contemplated by the Agreement or the issuance of the Shares other than (a) such as may be required under any applicable "blue sky" laws, as to which we express no opinion, and (b) the Form D to be filed by the Company with the SEC;

       6. To the best of our knowledge, except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the











                                    EX-112

GFL Advantage Fund Limited
February 7, 1997
Page 113


Subsidiaries taken as a whole or the transactions contemplated by the Agreement, the Registration Rights Agreement, the Notes or any of the documents contemplated thereby or which would materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreement, the Registration Rights Agreement, the Notes or any of such other documents;

       7. Without having made a search of the title records with respect thereto, to the best of our knowledge, the Company has good title to all property real and personal (tangible and intangible) and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made by the Company. To the best of our knowledge, the leases, licenses or other contracts or instruments under which the Company leases, holds, or is entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exception as do not materially interfere with the use of such property made, or proposed to be made by the Company. To the best of our knowledge, the Company has not received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

       8. The Company has timely filed with the SEC all forms, reports and other documents required to be filed with the SEC under the 1934 Act since September
30, 1995, except its Annual Report on Form 10-KSB for the year ended September 30, 1996 which was subsequently filed. All of such forms, reports and other documents complied as to form, when filed, in all material respects with all applicable requirements of the 1933 Act and the 1934 Act (except no opinion is exercised with regard to the financial statements and financial information contained therein);

      9. Assuming the representations and warranties of the Buyer in Section 2 of the Agreement are true and correct, the Notes may be issued to the Buyer pursuant to the Agreement without registration under the 1933 Act; and

      10. Assuming the representations and warranties of the Buyer in Section 2 of the Agreement are true and correct, the Shares may be issued to the Buyer upon conversion of the Notes or in payment of principal of and interest on the Notes, as the case may be, in accordance with the Notes without registration under the 1933 Act.









                                     EX-113

GFL Advantage Fund Limited
February 7, 1997
Page 114




      The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

            (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Notes, the Registration Rights Agreement and the Shares).

            (b) We have assumed that each of the parties to the Agreement and the Registration Rights Agreement other than the Company (the "Other Parties") has the legal right, capacity and power to enter into, enforce and perform all of its or their obligations under such agreements. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of such agreements by each of the Other Parties, and that such agreements are valid and binding upon each of the Other Parties and are enforceable against each of the Other Parties in accordance with their terms.

            (c) No opinion is expressed as to the enforceability of any choice of law provisions.

            (d) Whenever a statement herein is qualified by the phrases "to the best of our knowledge" or similar phrases, it is intended to indicate that during the course of our representation of the Company in the transactions contemplated by this opinion, and having made inquiry or received certificates of certain officers of the Company as to such matters, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statements, except as to such matters which can be verified as a matter of law, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation or review. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.









                                    EX-114

GFL Advantage Fund Limited
February 7, 1997
Page 115



            (e) Our examination of law relevant to the matters covered by this opinion is limited to the corporate laws of the State of Delaware, the laws of the State of Florida and the applicable federal law, and we express no opinion as to the affect on the matters covered by this opinion of the laws of any other jurisdiction.

            (f) Our opinions are as of the date hereof. We assume no obligation to advise you of changes which thereafter may be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion.

            (g) The opinions expressed herein are based upon the law as in effect on the date hereof and are subject to any change in such law, including judicial and administrative interpretations thereof, which may occur or be reported subsequent to the date hereof.

      These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person, except that the opinions expressed in paragraphs (3), (9) and (10) above, may be relied upon by North American Transfer Company, as Transfer Agent for the Common Stock.

                                    Very truly yours,

                                    /s/ Atlas, Pearlman, Trop & Borkson, P.A.

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.
JS:sjm

cc:   North American Transfer Company












                                    EX-115